Exhibit 5.1

DLA Piper LLP (US) 1251 Avenue of the Americas 27th Floor New York, New York 10020-1104 www.dlapiper.com

May 6, 2021

Tilray, Inc.
745 Fifth Avenue, Suite 1602
New York, NY 10151

Ladies and Gentlemen:

We have acted as U.S. counsel to Tilray, Inc., a Delaware corporation (the “Tilray”) and its wholly-owned subsidiary, Aphria Inc., a corporation existing under the laws of the Province of Ontario (“Aphria” and, together with Tilray, the “Registrants”), in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement”) by the Registrants under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement, including a prospectus (the “Base Prospectus”) (as supplemented from time to time by one or more prospectus supplements), will provide for the registration and sale by:

●
Tilray of up to 5,885,534 shares (the “Warrant Shares”) of Class 2 common stock, par value $0.0001 per share, of Tilray (the “Tilray Common Stock”) upon the exercise of certain warrants originally issued by Aphria (the “Warrants”); certain selling securityholders of 8,320,457 shares (the “Resale Shares”) of Tilray Common Stock issued in connection with certain private transactions;

●	certain selling securityholders, to be named in a prospectus supplement, of an indeterminate amount of 5.25% convertible notes issued by Aphria (the “Convertible Notes”) in April 2019;

●
certain selling securityholders, to be named in a prospectus supplement, of  an indeterminate number of  shares of Tilray Common Stock issued or issuable upon the conversion of the Convertible Notes (the “Convertible Note Shares”); and

●	Tilray’s guarantee of the Convertible Notes (the “Guarantee” and, together with the Warrant Shares, the Resale Shares, the Convertible Notes, and the Convertible Note Shares, the “Securities”).

The offer and sale, from time to time, of the Securities are being registered pursuant to Rule 415 under the Securities Act.In connection with this opinion, we have examined and relied upon the Registration Statement and the Base Prospectus; that certain Indenture, dated as of April 23, 2019 (the “Base Indenture”), by and between Aphria and GLAS Trust Company LLC (the “Trustee”) and that certain First Indenture Supplement, dated as of April 30, 2021 (the “Indenture Supplement” and, together with the Base Indenture, the “Indenture”), by and between Tilray, Aphria and the Trustee; the Convertible Notes (the Indenture and the Convertible Notes are collectively herein referred to as the “Opinion Documents”); originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and the Bylaws of Tilray, certain resolutions adopted by the Board of Directors of Tilray relating to the Securities, a Certificate of Good Standing of Tilray, and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

With respect to our opinion as to the Warrant Shares and the Convertible Note Shares, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Tilray Common Stock is authorized and available for issuance and that the consideration for the issuance and sale of the Warrant Shares and the Convertible Note Shares is in an amount that is not less than the par value of the shares of Tilray Common Stock.

With respect to our opinion that the Indenture is the legal, valid and binding obligation of Aphria, enforceable against Aphria, we have assumed, based on the opinion of Fasken Martineau DuMoulin LLP, that (i) Aphria exists under the laws of the Province of Ontario, and has all necessary corporate power and authority to execute and deliver the Indenture, (ii) the execution, delivery and performance of Aphria’s obligations under the Indenture have been duly and validly authorized by it and (iii) the Indenture has been duly and validly delivered and executed by Aphria in accordance with the laws of the Province of Ontario.

Our opinion herein is expressed solely with respect to the General Corporation Law of the State of Delaware and, solely with respect to the Opinion Documents constituting valid and legally binding obligations of Tilray or Aphria, as the case may be, the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

1.	Tilray is a corporation validly existing and in good standing under the laws of the State of Delaware;

2.	Tilray had the corporate power to execute and deliver the Opinion Documents to which it is a party and has the corporate power to perform its obligations thereunder;

3.
Tilray has authorized the execution, delivery and performance of the Opinion Documents to which it is a party by all necessary corporate action and has duly executed and delivered the Opinion Documents to which it is a party;

4.	The Indenture is the legal, valid and binding obligation of Aphria and Tilray, enforceable against such parties in accordance with its terms;

5.
The Convertible Note Shares issuable upon conversion of the Convertible Notes have been duly authorized by Tilray for issuance and, when and to the extent issued upon the conversion of the Convertible Notes pursuant to and in accordance with the applicable terms and conditions thereof, and as described in the Registration Statement and the Base Prospectus, the Convertible Note Shares will be validly issued, fully paid and non-assessable;

6.	The Guarantee was validly issued under the Indenture and is the binding obligation of Tilray;

7.	The Resale Shares held by the selling securityholders have been validly issued, and are fully paid and non-assessable; and

8.
The Warrant Shares issuable upon conversion of the Warrants have been duly authorized for issuance and, when and to the extent issued upon the exercise of the Warrants pursuant to and in accordance with the applicable terms and conditions thereof, and as described in the Registration Statement and the Base Prospectus, the Warrant Shares will be validly issued, fully paid and non-assessable.

In addition to the qualifications set forth above, the foregoing opinion is further qualified as follows:

1.
The foregoing opinion is rendered as of the date hereof. We assume no obligation to revise, update or supplement this opinion (a) should the present aforementioned laws of the State of Delaware or the State of New York be changed by legislative action, judicial decision or otherwise after the date hereof or (b) to reflect any facts or circumstances that may hereafter come to our attention.

2.	We express no opinion as to compliance with the securities or “blue sky” laws or principles of conflicts of laws of the State of Delaware or any other jurisdiction.

3.	This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

4.
Our opinions are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and transfer, or similar laws affecting the rights of creditors’ generally, and our opinions are subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and regardless of whether such enforceability is considered in a proceeding at law or in equity.

We hereby consent to the filing of this opinion as an Exhibit 5.1 to the Registration Statement and to the reference to our firm and to our opinion in the Base Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ DLA Piper LLP (US)